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                                                                      EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT


         The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 2000. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                SUBSIDIARY                            JURISDICTION OF                  PERCENTAGE OF VOTING SECURITIES
                                                       INCORPORATION                                OWNED

The First National Bank of                                Federal                                    100%
McMinnville